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                                                                    EXHIBIT 10.9


                             CONSENT TO ASSIGNMENT
                             ---------------------


KNOW ALL MEN BY THESE PRESENTS AND TO HYPERSTEALTH BIOTECHNOLOGY INC. AND TO HYPERSTEALTH BIOTECHNOLOGY CORPORATION

THAT, Robert Dymont, S.O. (Roy) Tjelta, Guy Cramer and Gino Gemma (the "Licensors") do hereby consent to the assignment of the License Agreement (the "Agreement") entered into between the Licensors and Hyperstealth Biotechnology Inc. dated March 18, 1999 to Hyperstealth Biotechnology Corporation.

The Licensors represent and acknowledge, upon which the parties may rely, the following:

1.   The Agreement is in good standing and in force and effect;

2. That no royalty payments as directed under Article 3 of the Agreement have been paid to the Licensors as there has been no marketing, sales, distribution, production, franchise, sub-licensing or operations or any other source of revenue related to the Hyperstealth Technology as defined in the Agreement;

3. That the option to purchase the Licensors' rights, title and interest in and to the Hyperstealth Technology has not been triggered at this time according to the terms under Article 8 in the Agreement; and

4. That the Licensors, upon receipt of notice that Hyperstealth Biotechnology Inc. has effected the assignment of the Agreement to Hyperstealth Biotechnology Corporation, will accept and treat Hyperstealth Biotechnology Corporation as a signatory to the Agreement, in the place and stead of Hyperstealth Biotechnology Inc., and will perform the Agreement in accordance with the terms thereof for the benefit of Hyperstealth Biotechnology Corporation. At the request of Hyperstealth Biotechnology Corporation, the Licensors will issue and execute a replacement agreement on the like terms of the Agreement but with Hyperstealth Biotechnology Corporation as the contracting party; and


IN WITNESS WHEREOF, the Licensors have executed effective the 28th day of November, 2000.

/s/ Guy Cramer                                      /s/ Gino Gemma
------------------------                            --------------------------
Guy Cramer                                          Gino Gemma

/s/ Robert Dymont
------------------------                            __________________________
Robert Dymont                                       S.O. (Roy) Tjelta
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                        ASSIGNMENT OF LICENSE AGREEMENT
                        -------------------------------


FOR AND IN CONSIDERATION of the payment of ten dollars ($10 USD) to Hyperstealth Biotechnology Inc ("HBI") an other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HBI, whose address for notice and delivery is Suite 330, 1919 14/th/ Street, Boulder, Colorado, 80302, and being the Licensee under a License Agreement entered into between Robert Dymont, S.O. (Roy) Tjelta, Guy Cramer and Gino Gemma (the "Licensors") and HBI dated March 18, 1999, (the "Agreement"), does hereby transfer and assign all of its rights, title and interest in and to the Agreement to Hyperstealth Biotechnology Corporation ("HBC"), whose address is 2300 - 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2.

IN WITNESS WHEREOF, Hyperstealth Biotechnology Inc. has executed effective the 28/th/ day of November, 2000.


HYPERSTEALTH BIOTECHNOLOGY INC.


/s/ Guy Cramer
-------------------------------------
Per: Authorized Signatory



/s/Guy Cramer
-------------------------------------
Signed:  Agent for the Shareholders:
Guy Cramer